UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in such proxy solicitation (collectively, “Elliott”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation (the “Company”).

Item 1: On May 12, 2017, Elliott issued the following press release, which was also posted by Elliott to www.NewArconic.com:

Media Contact:

Stephen Spruiell
Elliott Management Corporation
(212) 478-2017
sspruiell@elliottmgmt.com

Elliott: Arconic Shareholders Voice Additional Support for Change

Every Large Shareholder to Have Taken a Public Position Supports Real Change and the Election of All Four Shareholder Nominees

NEW YORK (May 12, 2017) – Elliott Management Corporation (“Elliott”), which manages funds that collectively beneficially own a 13.2% economic interest in Arconic Inc. (NYSE: ARNC) (“Arconic” or the “Company”), today released a statement showcasing a recent series of public statements by the Company’s largest shareholders regarding the pending proxy contest.

To date, every large shareholder to have taken a public position supports the election of the shareholder nominees. This group includes each of the Company’s three largest investors overseeing actively managed funds.

First Pacific Advisors, May 4th letter to the Board

•	“Elliott has broad support from other large long-term shareholders, including FPA, because their success in this contest would improve the culture in the boardroom and be a clear mandate for change.”

•	“Now you [the Board] are asking shareholders to trust the board with the selection of new directors and the next CEO. Given the overwhelming evidence of this board’s bad judgement, your request is absurd.”

•	“The legacy directors who share responsibility for supporting a discredited CEO, wasting money on a proxy contest, and failing to represent the company’s or shareholder’s interests prior to the proxy contest should all step down. It is time to change the character of this board.”

Orbis Investment Management, May 8th letter to the Board

•	“We are fundamental investors and take a long-term approach to the stewardship of our clients’ capital. Over the 25-year history of Orbis, we have rarely spoken publicly about the need for leadership change at one of our investment holdings. We feel a duty to do so at this time given the pattern of intolerable behaviour overseen and endorsed by the current Arconic board.”

•	“We intend to support Elliott’s proposed slate. We believe many other shareholders will vote the BLUE proxy card as well. This expression is a mandate for change and new board leadership.”

Lion Point Capital, April 27th letter to investors

•	“Regrettably, the board of directors continues to endorse the current operating strategy and defend the track record of the leadership team. We view a mere change in the CEO as insufficient.”

•	“[W]e are hopeful that a change in direction will invigorate the company and drive meaningful shareholder returns.”

Jim Cramer’s Charitable Trust, May 11th letter to Action Alerts PLUS members

•	“We intend to vote in favor of Elliott Management’s nominees ... we feel it is time to give the activists’ nominees a chance to spark new life into this company and infuse their much needed industry experience into the culture of Arconic.”

•	“[Elliott-recommended CEO candidate] Lawson did a fantastic turnaround job at Spirit and we are fully confident in his ability to unlock more value for shareholders should he become the eventual successor to Mr. Kleinfled.”

•	“We are confident that Elliot Management has a clear and direct vision for the future of Arconic.”

Glass, Lewis & Co.

In addition, on May 11th, Glass, Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, recommended that all Arconic shareholders vote the BLUE proxy card in favor of real change at Arconic’s upcoming Annual Meeting of Shareholders to be held on May 25, 2017.

•	“[W]e believe this contest is about holding incumbent directors responsible for the Company's value destruction, governance deficiencies, and unwillingness to embrace value creative change. In our opinion, Elliott has highlighted a compelling case of underperformance and governance inadequacies that continue to be largely overlooked by the board.”

•	“We agree with Elliott that there are a number of corporate governance deficiencies at Arconic, including a staggered board and supermajority voting requirements, the combined role of chairman and CEO (until the removal of Mr. Kleinfeld in April 2017), as well as a history of failing to meaningfully address these deficiencies…the incumbent board does not appear to have a sincere interest in significantly improving Arconic's corporate governance.”

We are grateful and appreciative that each of these influential voices has decided to weigh in on Arconic’s future and voice the need for real change at the Company. We hope all Arconic shareholders will vote on the BLUE proxy card to deliver that change on May 25th.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), together with the other participants in Elliott’s proxy solicitation, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Elliott’s proxy solicitation. These materials and other materials filed by Elliott with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the SEC are also available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-877-869-0171 or via email at info@okapipartners.com.

About Elliott

Elliott Management Corporation manages two multi-strategy hedge funds which combined have more than $32 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Item 2: On May 12, 2017, Elliott issued the following letter and the materials attached hereto as Exhibit 1 to the Company’s shareholders, which were also posted by Elliott to www.NewArconic.com:

May 12, 2017

Dear Fellow Arconic Shareholder:

You are receiving this letter because you are a shareholder of Arconic Inc. (“Arconic” or the “Company”), which was formerly a part of Alcoa Inc. This letter contains important information about your investment.

You may have heard recently that Glass, Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, recently advised its clients to vote for all the nominees on the BLUE card:

[W] e believe this contest is about holding incumbent directors responsible for the Company's value destruction, governance deficiencies, and unwillingness to embrace value creative change. In our opinion, Elliott has highlighted a compelling case of underperformance and governance inadequacies that continue to be largely overlooked by the board. (Emphasis added.)

Moreover, Glass Lewis wrote:

We agree with Elliott that there are a number of corporate governance deficiencies at Arconic, including a staggered board and supermajority voting requirements, the combined role of chairman and CEO (until the removal of Mr. Kleinfeld in April 2017), as well as a history of failing to meaningfully address these deficiencies…the incumbent board does not appear to have a sincere interest in significantly improving Arconic's corporate governance. (Emphasis added.)

We wholeheartedly agree with this conclusion.

In a recent letter to investors that you may have received, Arconic’s Board made a stunning admission: Despite acknowledging that re-incorporating in shareholder-friendly Delaware is the surest path to implementing the best-in-class corporate governance that Arconic’s shareholders deserve, the Board declined to pursue that path this year because it could have “substantially impacted its ability to compete with Elliott for shareholder support in the proxy contest.” (Emphasis added.)

Board elections are not mere games to be won – they concern real issues with real impacts on shareholders’ hard-earned investment dollars and the lives of Arconic’s employees.

Unfortunately, Arconic’s Board seems more concerned with “winning” a vote than responding to shareholder concerns or doing what is in the best long-term interest of Arconic.

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

NewArconic.com	2

By contrast, all Arconic stakeholders can trust the shareholder nominees on the BLUE proxy card with the Company’s future. As Glass Lewis wrote in its report:

The Dissident Nominees have considerable relevant industry operating experience and qualifications that would likely bring valuable experience to the board, in our view. (Emphasis added.)

Glass Lewis recommends voting BLUE. Now, it’s time to make your choice.

The enclosed BLUE proxy card gives you the power to choose a brighter future for a New Arconic that is ready to rise. A vote for BLUE is a vote to:

•	Instill a culture dedicated to operational focus and excellence
•	Empower employees to share in the gains from improved operational performance
•	Overhaul the Company’s worst-in-class corporate governance regime and adopt modern best practices demonstrating that “New Arconic” welcomes accountability
•	Drive higher asset utilization at Arconic’s facilities
•	Allocate capital away from wasteful projects and toward more prudent growth strategies

We think this “New Arconic” plan could increase the value of your investment substantially – to as much as $33-$46 per share.

By contrast, the white proxy card is a white flag of surrender to a Board that has promised to continue the same failed strategy that produced a 70% decline in the value of your investment.

Our firm, Elliott Management, manages funds with a combined 13.2% economic interest in Arconic, making us the Company’s largest shareholder. We have no special rights and enjoy no preferences. Our decision to make such a large investment was not made to produce a quick buck. We are long-term investors, and we are highly committed to seeing Arconic improve in ways that will maximize investment returns for all shareholders.

We are asking for your support for four new independent, highly qualified directors:

•	Christopher L. Ayers – Former Alcoan and experienced operating executive, aerospace components expert
•	Elmer L. Doty – Former CEO of Vaught Aircraft, over 40 years of leadership experience in heavy industry
•	Bernd F. Kessler – Former CEO of SR Technics, extensive aerospace operating experience
•	Patrice E. Merrin – Experienced business executive and board director, has led two CEO search processes

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

NewArconic.com	3

You can hear from these nominees in their own words by typing the following URL into your web browser:

http://newarconic.com/meet-shareholder-nominees

You can take action to protect your investment and help us bring real change to Arconic. Arconic is ready to rise. Please vote using only the BLUE proxy card today.

Thank you,

Elliott Management Corporation

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

NewArconic.com	4

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), together with the other participants in Elliott’s proxy solicitation, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Elliott’s proxy solicitation. These materials and other materials filed by Elliott with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the SEC are also available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-877-869-0171 or via email at info@okapipartners.com.

About Elliott

Elliott Management Corporation manages two multi-strategy hedge funds which combined have more than $32 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. Elliott urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees and in accordance with Elliott’s recommendations on the other proposals on the agenda for the 2017 Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the WHITE management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our four Nominees only on our BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

Okapi Partners is assisting Elliott with its effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Call Toll-Free at: (877) 869-0171

E-mail: info@okapipartners.com

For questions or assistance, please contact Elliott’s proxy solicitor, Okapi Partners LLC, toll-free at 1-877-869-0171 or via email at info@okapipartners.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY THE BLUE CARD

 Item 3: On May 12, 2017, the following materials were posted by Elliott to www.NewArconic.com: